Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES COMPLETION OF ESOL ACQUISITION

CAMP HILL, PA (April 6, 2020) - Harsco Corporation (NYSE: HSC) announced today the completion of its previously announced acquisition of the Environmental Solutions business (ESOL) from Stericycle, Inc. (NASDAQ: SRCL). This acquisition marks a significant step forward in Harsco’s ongoing transformation into a global, single-thesis environmental solutions platform, with significant financial benefits.    More than 85 percent of the Company’s total revenue is now expected to come from environmental solutions and services.

“The addition of ESOL adds a highly complementary, market-leading waste management portfolio to our already strong business, significantly expanding our scale and reach,” said Harsco Chairman and CEO Nick Grasberger. “We continue to be impressed by the depth of talent and value-creation potential of ESOL, and will leverage its extensive logistics network, expertise and strong customer relationships to offer a wider range of tailored, innovative solutions to address our customers’ most pressing environmental challenges. We are confident that shifting our portfolio to less-cyclical businesses with attractive growth potential is the best way to create sustainable, long-term value for shareholders. Furthermore, we are committed to maintaining a strong balance sheet, increasing cash flow and reducing debt as core elements of our financial strategy.”

Grasberger continued, “We have a comprehensive integration framework in place for Day One, and we look forward to quickly benefiting from combining ESOL with our Clean Earth business.”

As previously announced on February 7, 2020, the combination of these businesses creates a national leader in hazardous waste management, with the increased scale, capabilities and geographic reach to serve a broader base of customers across diverse industries. Harsco now owns a leading network of 88 waste management sites across the U.S., including 19 federally-permitted Treatment, Storage and Disposal Facilities (TSDFs). At this time all Clean Earth and ESOL waste management sites and services have been deemed essential by a series of states and as such, remain open and continue to operate.

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the company, with approximately 13,000 employees, operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

Forward Looking Statements
The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance

Exhibit 99.1

with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan” or other comparable terms. Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, pandemics and outbreaks of contagious diseases and other health issues, such as COVID-19; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) failure to retain key management and employees; (14) the amount and timing of repurchases of the Company's common stock, if any; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets; and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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